Exhibit 23

Deloitte & Touche LLP 122 1st Ave. S. Suite 400, PCS Tower Saskatoon SK S7K 7E5 Canada Tel: (306) 343-4400 Fax: (306) 343-4480 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

POTASH CORPORATION OF SASKATCHEWAN INC.

We consent to the incorporation by reference in the following Registration Statements of Potash Corporation of Saskatchewan Inc.:

•	Registration Statement No. 33-37855 on Form S-8;
•	Registration Statement No. 333-19215 on Form S-8;
•	Registration Statement No. 333-93773 on Form S-8;
•	Registration Statement No. 333-53531 on Form S-8;
•	Registration Statement No. 333-75742 on Form S-8;
•	Registration Statement No. 333-75744 on Form S-8;
•	Registration Statement No. 333-113945 on Form S-8;
•	Registration Statement No. 333-27685 on Form S-3;
•	Registration Statement No. 333-89350 on Form S-3; and
•	Registration Statement No. 33-57920 on Form S-3DPOS

of our reports dated February 17, 2005 (which audit report expresses an unqualified opinion on the financial statements and includes Comments by Auditors on Canada-United States of America Reporting Differences relating to changes in accounting principles that have an effect on the comparability of the financial statements and changes that have been implemented in the financial statements), relating to the financial statements of Potash Corporation of Saskatchewan Inc., and management’s report of the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Saskatoon, Saskatchewan, Canada
March 11, 2005